Exhibit 99.1

Medley Capital Corporation Increase Quarterly Dividend to $0.37 Per Share; Announces June 30, 2013 Financial Results

New York, NY – August 1, 2013

Third Quarter Fiscal Year 2013 Dividend Declared

Medley Capital Corporation (the "Company") (NYSE: MCC) today announced that its Board of Directors increased the quarterly dividend for the quarter ended June 30, 2013 and declared a dividend of $0.37 per share, payable on September 13, 2013, to stockholders of record as of August 23, 2013. The dividend will be paid from earnings whose specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

Financial Results for the Quarter ended June 30, 2013

Third Quarter Highlights

•	Declared a dividend of $0.37 per share
•	Net investment income of $0.37 per share
•	Net income of $0.10 per share
•	Net asset value (NAV) of $12.65 per share
•	Gross investment originations of $119.0 million
•	Completed 4.5 million share offering in April for net proceeds of $63.4 million

Portfolio Investments

The total value of our investments, including cash and cash equivalents, was $699.8 million at June 30, 2013. During the quarter ended June 30, 2013, the Company originated $119.0 million of new investments and had $22.5 million of repayments resulting in net investment originations of $96.5 million. As of June 30, 2013, the Company had investments in securities of 56 portfolio companies with approximately 58.8% consisting of senior secured first lien investments, 38.8% consisting of senior secured second lien investments, 0.1% in unsecured debt, 0.4% in equities / warrants and 1.9% consisting of cash and cash equivalents. As of June 30, 2013, the weighted average yield based upon the cost basis of our portfolio investments, excluding cash and cash equivalents, was 13.8%.

Results of Operations

For the three and nine months ended June 30, 2013, the Company reported net investment income of $0.37 and $1.12 per share and net income of $0.10 and $0.85 per share, respectively, calculated based upon the weighted average shares outstanding. As of June 30, 2013, the Company’s NAV was $12.65 per share.

Investment Income

For the three months ended June 30, 2013, gross investment income was $23.6 million and consisted of $20.0 million of portfolio interest income and $3.6 million of other fee income. For the nine months ended June 30, 2013, gross investment income was $61.5 million and consisted of $51.5 million of portfolio interest income and $10.0 million of other fee income.

Expenses

For the three months ended June 30, 2013, total expenses were $11.6 million and consisted of the following: base management fees of $3.0 million, incentive fees of $3.0 million, interest and financing expenses of $4.0 million, professional fees of $0.3 million, administrator expenses of $0.7 million, directors fees of $0.1 million, and other general and administrative related expenses of $0.5 million.

For the nine months ended June 30, 2013, total expenses were $29.5 million and consisted of the following: base management fees of $7.6 million, incentive fees of $8.0 million, interest and financing expenses of $9.3 million, professional fees of $1.2 million, administrator expenses of $1.8 million, directors fees of $0.3 million, and other general and administrative related expenses of $1.3 million.

Net Investment Income

For the three and nine months ended June 30, 2013, the Company reported net investment income of $12.0 million and $32.0 million, or $0.37 and $1.12 on a weighted average per share basis, respectively.

Net Realized and Unrealized Gains/Losses

For the three months ended June 30, 2013, the Company reported net realized losses of $0.1 million and net unrealized depreciation of $8.7 million. For the nine months ended June 30, 2013, the Company reported net realized gains of $0.2 million and net unrealized depreciation of $8.0 million.

Liquidity and Capital Resources

As of June 30, 2013, the Company had cash and cash equivalents of $13.5 million and $54.7 million of debt outstanding under its $230.0 million senior secured revolving credit facility.

As of June 30, 2013, the Company had $115 million of debt outstanding under its senior secured term loan credit facility, $5.0 million outstanding in SBA-guaranteed debentures, $40.0 million outstanding in aggregate principal amount of 7.125% senior notes due 2019 and $63.5 million outstanding in aggregate principal amount of 6.125% senior notes due 2023.

Dividend Declaration

On July 31, 2013, the Company’s board of directors declared a quarterly dividend of $0.37 per share payable on September 13, 2013 to holders of record as of August 23, 2013.

Webcast/Conference Call

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Friday, August 2, 2013.

All interested parties may participate in the conference call by dialing (877) 415-3177 approximately 5-10 minutes prior to the call: international callers should dial (857) 244-7320. Participants should reference Medley Capital Corporation and the participant passcode of 98652809 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://www.medleycapitalcorp.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Company’s website.

Financial Statements

Medley Capital Corporation

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of
	June 30, 2013	September 30, 2012
	(unaudited)
ASSETS
Investments at fair value
Non-controlled/non-affiliated investments (amortized cost of $686,448 and $394,482, respectively)	$677,351	$393,741
Affiliated investments (amortized cost of $9,127 and $8,679, respectively)	9,024	8,208
Total investments at fair value	686,375	401,949
Cash and cash equivalents	13,459	4,894
Interest receivable	9,941	3,940
Deferred financing costs, net	8,295	4,652
Fees receivable	1,625	-
Other assets	345	232
Receivable for investments sold	4,569	-
Deferred offering costs	242	104
Total assets	$724,851	$415,771

LIABILITIES
Revolving credit facility payable	$54,700	$15,000
Term loan payable	115,000	55,000
Notes payable	103,500	40,000
SBA debentures	5,000	-
Payable for investments purchased	15,000	10,212
Management and incentive fees payable, net	5,985	3,515
Accounts payable and accrued expenses	1,636	924
Administrator expenses payable	682	466
Deferred revenue	181	174
Interest and fees payable	2,814	1,048
Due to affiliate	24	13
Offering costs payable	83	80
Total liabilities	$304,605	$126,432

NET ASSETS
Common stock, par value $.001 per share, 100,000,000 common shares authorized, 33,226,126 and 23,110,242 common shares issued and outstanding, respectively	$33	$23
Capital in excess of par value	422,205	285,012
Accumulated undistributed net investment income	7,015	5,560
Accumulated net realized gain (loss) from investments	193	(45)
Net unrealized appreciation (depreciation) on investments	(9,200)	(1,211)
Total net assets	420,246	289,339
Total liabilities and net assets	$724,851	$415,771

NET ASSET VALUE PER SHARE	$12.65	$12.52

Medley Capital Corporation

Consolidated Statements of Operations

(in thousands, except share and per share data)

	For the three months ended June 30		For the nine months ended June 30
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INVESTMENT INCOME
Interest from investments
Non-controlled/Non-affiliated investments	$19,572	$10,179	$50,383	$23,962
Affiliated investments	377	240	1,113	2,013
Total interest income	19,949	10,419	51,496	25,975
Interest from cash and cash equivalents	3	1	6	4
Other fee income	3,639	1,832	10,016	4,476
Total investment income	23,591	12,252	61,518	30,455

EXPENSES
Base management fees	2,977	1,498	7,607	3,782
Incentive fees	3,008	1,552	8,011	4,111
Interest and financing expenses	4,032	1,781	9,283	2,891
Administrator expenses	682	396	1,773	1,074
Professional fees	320	470	1,161	1,102
Directors fees	71	131	315	378
Insurance	70	121	210	343
General and administrative	399	95	963	372
Organizational expense	2	-	151	-
Expenses before management fee waiver	11,561	6,044	29,474	14,053
Management fee waiver	-	-	-	(42)
Total expenses net of management fee waiver	11,561	6,044	29,474	14,011
Net investment income before excise taxes	12,030	6,208	32,044	16,444
Excise tax expense	-	-	-	(36)
NET INVESTMENT INCOME	12,030	6,208	32,044	16,408

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Net realized gain/(loss) from investments	(137)	(15)	237	93
Net unrealized appreciation/(depreciation) on investments	(8,736)	(1,353)	(7,988)	(1,434)
Net gain/(loss) on investments	(8,873)	(1,368)	(7,751)	(1,341)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$3,157	$4,840	$24,293	$15,067

WEIGHTED AVERAGE - BASIC AND DILUTED EARNINGS PER COMMON SHARE	$0.10	$0.28	$0.85	$0.87
WEIGHTED AVERAGE - BASIC AND DILUTED NET INVESTMENT INCOME PER COMMON SHARE	$0.37	$0.36	$1.12	$0.95
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING - BASIC AND DILUTED (SEE NOTE 10)	32,658,336	17,320,468	28,684,229	17,320,468

DIVIDENDS DECLARED PER COMMON SHARE	$0.36	$0.31	$1.08	$0.84

ABOUT MEDLEY CAPITAL CORPORATION

The Company is an externally-managed, non-diversified closed-end management investment company that has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company's investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. The Company is a direct lender targeting private debt transactions ranging in size from $10 to $50 million to borrowers principally located in North America. The Company's investment activities are managed by its investment adviser, MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC, an affiliate of Medley LLC (“Medley”), is a registered investment adviser under the Investment Advisers Act of 1940, as amended. Medley specializes in credit investing, including direct private lending and corporate credit related strategies and provides first lien, second lien and unitranche term loans to lower middle-market and middle-market companies with an investment size between $7-50 million. Medley will support acquisition and growth financings, leveraged buyouts, management buyouts, bank debt restructurings, CAPEX, Chapter 11 exit financing and DIP financing. Medley is headquartered in New York with offices in San Francisco.

FORWARD-LOOKING STATEMENTS

Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Contact:

Richard T. Allorto

212.759.0777